UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

February 10, 2005

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Amendment to Material Definitive Agreement.

On February 10, 2005, Watson Pharmaceuticals, Inc., (the “Company” or “Watson”) announced that its Board of Directors had authorized a program to repurchase shares of Watson’s common stock of up to $300 million of shares over a period of one year.  Under the terms of that certain credit agreement by and among the Company, Wachovia Bank, National Association, Bank of America, N.A., CIBC World Markets Corp., Lehman Commercial Paper, Inc. and other members of a syndicate of lenders (the “Lenders”), dated May 30, 2003 (the “Credit Agreement”), the Company was permitted to repurchase a maximum of $125 million of its common stock.

On February 10, 2005, the Company and a requisite number of the Lenders agreed to an amendment of the Credit Agreement which, among other things, permits Watson to repurchase up to $300 million of its common stock.

Item 9.01                                             Financial Statements and Exhibits.

c.  Exhibits:

10.1                           First Amendment to Credit Agreement dated February 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 14, 2005	WATSON PHARMACEUTICALS, INC.

		By:	/s/ Charles P. Slacik
Charles P. Slacik
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement dated February 10, 2005.